UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 9, 2010
THE LUBRIZOL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-5263	34-0367600

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29400 Lakeland Boulevard, Wickliffe, Ohio	44092-2298

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 943-4200
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (b) On November 9, 2010, The Lubrizol Corporation announced that Joseph W. Bauer, vice president and general counsel, notified the company of his intent to retire, effective January 3, 2011. A copy of the press release issued by the company is attached hereto as Exhibit 99.1.
     (e) In connection with Mr. Bauer’s retirement in good standing and in recognition of his long tenure with the company, the organization and compensation committee approved, in accordance with The Lubrizol Corporation 2005 Stock Incentive Plan, an amendment to fully vest, effective upon the date of Mr. Bauer’s retirement, each of the unvested outstanding option awards granted to Mr. Bauer. The date of grant and the number of shares for which vesting will be accelerated is as follows: February 19, 2008, 4,150 shares; February 23, 2009, 14,300 shares; and February 22, 2010, 6,000 shares.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is furnished herewith:

99.1	The Lubrizol Corporation press release dated November 9, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LUBRIZOL CORPORATION
Date: November 9, 2010	By:	/s/ Leslie M. Reynolds
		Name:	Leslie M. Reynolds
		Title:	Corporate Secretary and Counsel

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